UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Athira Pharma, Inc. (the “Company”) announced that Glenna Mileson, the Company’s Chief Financial Officer, resigned from her position as Chief Financial Officer on May 18, 2023 effective immediately. In connection with Ms. Mileson stepping down as the Company’s Chief Financial Officer, the Company’s board of directors (the “Board”) appointed Andrew Gengos as the Company’s Chief Financial Officer and Chief Business Officer, effective May 18, 2023.

Appointment of Chief Financial Officer and Chief Business Officer

Mr. Gengos, age 58, served as the Chief Business Officer of Cyteir Therapeutics, Inc., a clinical-stage biopharmaceutical company, from February 2020 until February 2023. He served in various roles at AOBiome Therapeutics, a biotechnology company, from January 2019 to December 2019, including most recently as Chief Business Officer and Chief Financial Officer from March 2019 to December 2019. Mr. Gengos also served as the Chief Operating Officer and Head of Corporate Development of Synlogic, Inc., a biotechnology company, from October 2017 to January 2019. He currently serves on the board of directors of Turn Therapeutics, a biotechnology company. Mr. Gengos received a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an MBA from the University of California Los Angeles, Anderson School of Business.

In connection with Mr. Gengos’ appointment as Chief Financial Officer and Chief Business Officer, the Company entered into an employment offer letter with Mr. Gengos (the “Gengos Offer Letter”), effective as of May 18, 2023. Mr. Gengos’ annual base salary will be $465,000, subject to review and adjustment by the Company from time to time. Mr. Gengos will be eligible to receive an annual discretionary performance bonus in an amount up to 40% of his base salary. For the 2023 calendar year, the annual discretionary performance bonus will be prorated for the portion of the fiscal year Mr. Gengos is employed by the Company. Mr. Gengos is also entitled to participate in all employee benefit plans or programs of the Company generally available to any of its employees. Under the Gengos Offer Letter, Mr. Gengos is eligible to receive restricted stock units under the Company’s 2020 Equity Incentive Plan covering 10,000 shares of the Company’s common stock for his service as Chief Financial Officer and Chief Business Officer (the “RSUs”). The RSUs will vest upon two milestones: one half will vest upon completion of enrollment of the Company’s LIFT clinical trial, as determined by the Board’s Compensation Committee, and one half will vest upon public readout of LIFT, in each case subject to Mr. Gengos’ continuing eligibility. Mr. Gengos is also eligible to receive an option to purchase 400,000 shares of the Company’s common stock under the 2020 Equity Incentive Plan at a price per share equal to the fair market value per share on the date of grant, as determined by the Board or its Compensation Committee (the “Option”). One-third (1/3) of the shares subject to the Option shall vest on May 18, 2024 and the remaining shares subject to the Option shall vest monthly over the next 36 months as follows: one-third (1/3) of the shares subject to the Option shall vest in equal monthly amounts over the next 12 months, one-sixth (1/6) of the shares subject to the Option shall vest in equal monthly amounts over the subsequent 12 months, and the remaining one-sixth (1/6) of the shares subject to the Option shall vest in equal monthly amounts over the final 12 months, in each case subject to Mr. Gengos’ continuing eligibility.

In addition, the Company entered into a Change in Control and Severance Agreement with Mr. Gengos (the “Gengos Change in Control Agreement”), effective as of May 18, 2023. Pursuant to the terms of the Gengos Change in Control Agreement, if the employment of Mr. Gengos is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the “Change in Control Period”) either (1) by Athira without “cause” (excluding by reason of death or disability) or (2) by Mr. Gengos for “good reason” (as such terms are defined in the Gengos Change in Control Agreement), Mr. Gengos will receive the following payments and benefits, subject to his timely signing and not revoking a release of claims in Athira’s favor:

•

a lump-sum payment equal to 75% of Mr. Gengos’ annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction), or 100% if such termination or resignation for good reason occurs before the first anniversary of the effective date of the Gengos Change in Control Agreement; and

•

payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Mr. Gengos and any eligible dependents for up to 9 months, unless they become covered under similar plans or are no longer eligible for continuation coverage under COBRA.

If, the employment of Mr. Gengos is terminated during the Change in Control Period either (1) by Athira without “cause” (excluding by reason of death or disability) or (2) by Mr. Gengos for “good reason”, Mr. Gengos will receive the following benefits, subject to his timely signing and not revoking a release of claims in Athira’s favor:

•

a lump-sum payment equal to 100% of Mr. Gengos’ annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or, if greater, as in effect immediately prior to the change in control;

•

a lump-sum payment equal to 100% of Mr. Gengos’ target annual bonus as in effect for the fiscal year in which such termination occurs or, if greater, as in effect immediately prior to the change in control;

•

payment of premiums for coverage under COBRA for Mr. Gengos and any eligible dependents for up to 12 months, unless they become covered under similar plans or are no longer eligible for continuation coverage under COBRA; and

•

100% accelerated vesting of all Athira equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

If any of the amounts provided for under the Gengos Change in Control Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Gengos would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits. The Gengos Change in Control Agreement does not require Athira to provide any tax gross-up payments.

Pursuant to the terms of the Gengos Change in Control Agreement, “cause” generally means Mr. Gengos’: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against the Company or other dishonesty which is not the result of an innocent or inadvertent mistake by Mr. Gengos with respect to the Company; willful violation of Mr. Gengos’ obligations to the Company after there has been delivered a written demand for performance from the board of directors; continued violation or breach of any material written Company policy, agreement with the Company, or any statutory or fiduciary duty to the Company after the Company has delivered a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of the Company’s property, including intellectual property.

Pursuant to the terms of the Gengos Change in Control Agreement, “good reason” generally means Mr. Gengos’ termination of employment with the Company within 30 days following the end of a Company cure period as a result of the occurrence of any of the following without Mr. Gengos’ written consent: (a) a material reduction in Mr. Gengos’ duties or responsibilities that is inconsistent with his position, provided that a mere change of title alone shall not constitute such a material reduction; (b) the requirement that Mr. Gengos change his principal office to a facility that increases Mr. Gengos’ commute by more than forty (40) miles from his commute to the location at which Mr. Gengos was employed prior to such change; or (c) a material reduction in Mr. Gengos’ base salary or a material reduction in his employee benefits to which Mr. Gengos is entitled immediately prior to such reduction (other than (x) in connection with a general decrease in the annual base salary or employee benefits of all similarly situated employees, and (y) following the change in control, to the extent necessary to make Mr. Gengos’ annual base salary or employee benefits commensurate with those of other employees of the Company or its successor entity or parent entity who are similarly situated with Mr. Gengos following such change in control).

The foregoing descriptions of the Gengos Offer Letter and Gengos Change in Control Agreement are only summaries of their material terms and do not purport to be complete. They are qualified in their entirety by the full text of such agreements, which are attached as Exhibit 10.1 and 10.2 and incorporated herein by reference.

In addition, the Company entered into the Company’s standard form of indemnification agreement with Mr. Gengos. There are no arrangements or understandings between Mr. Gengos and any other persons pursuant to which he was appointed as Chief Financial Officer and Chief Business Officer of the Company. There are also no family relationships between Mr. Gengos and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer

In connection with Ms. Mileson’s resignation and the transition of her Chief Financial Officer duties to Mr. Gengos, the Company and Ms. Mileson entered into a transition agreement and release (the “Transition Agreement”), effective as of May 18, 2023 (the “Transition Date”) providing that Ms. Mileson will continue employment with the Company on a transitional, at-will basis from the Transition Date until her retirement date, which, at the latest, will occur on June 16, 2023 (the “Transition Period”). During the Transition Period, Ms. Mileson will continue to serve as a full-time employee and receive her regular base salary as in effect on the Transition Date and will be eligible to participate in then-available Company benefit plans at the same level as she would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans (collectively, the “Transition Benefits”).

In addition, the Company and Ms. Mileson expect to enter into a consulting agreement effective as of the final day of the Transition Period (the “Consulting Agreement”). Execution of the Consulting Agreement is contingent upon Ms. Mileson executing and not revoking a supplemental release agreement in a form agreed with the Company. The Consulting Agreement provides that Ms. Mileson will have the opportunity to serve as an independent contractor to perform consulting services for the Company, including certain transitional assistance to the Company with respect to the transition of her duties and responsibilities as the former Chief Financial Officer of the Company and will perform such other duties and responsibilities as the Company shall from time to time request (the “Consulting Services”). In exchange for the Consulting Services, Ms. Mileson would receive (i) a monthly fee of $3,500 for up to a maximum of 10 hours per month and (ii) for any hours above 10 hours per month, such amount as mutually agreed upon by the Company and Ms. Mileson as part of a separate statement of work. Ms. Mileson will be eligible for continued vesting under her outstanding equity awards while Ms. Mileson continues to provide services to the Company.

The Transition Agreement provides for certain customary confidentiality, non-solicitation, non-competition, non-disparagement and nondisclosure of the trade secrets and confidential and proprietary information covenants.

The foregoing description of the Transition Agreement is only a summary of its material terms and does not purport to be complete. The summary is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.3 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Gengos as Chief Financial Officer and Chief Business Officer and the transition and retirement of Ms. Mileson is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Company had 37,944,190 shares of common stock outstanding on March 22, 2023, the record date for the Annual Meeting. At the Annual Meeting, 26,763,628 shares of the Company’s common stock, or approximately 70.5% of the total shares entitled to vote, were present in person or by proxy.

The following sets forth the final results of the voting at the Annual Meeting, as certified by a representative of C.T. Hagberg, LLC, the independent inspector of elections for the Annual Meeting. The proposals considered at the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 5, 2023.

Proposal No. 1 – Election of Class III Directors

The stockholders elected the two candidates nominated by the Company’s Board of Directors (the “Board”) to serve as directors of the Company until the annual meeting of stockholders to be held in 2026 or until their successors are elected and qualified. The following sets forth the results of the voting with respect to each candidate:

Nominees of the Board	For	Withhold	Broker Non-Votes
Kelly A. Romano	13,993,414	3,466,402	9,303,812
James A. Johnson	14,519,313	2,940,503	9,303,812

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
26,704,561	39,131	19,936	0

Item 8.01 Other Events

On May 18, 2023, the Board approved the following changes with respect to the composition of the Board committees: (i) the Board appointed Grant Pickering as a member of the Audit Committee of the Board (the “Audit Committee”) and Kelly Romano stepped down as a member of the Audit Committee; (ii) the Board appointed Ms. Romano as Chairperson and Michael Panzara as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and John Fluke stepped down as a member of the Nominating Committee; and (iii) Joseph Edelman stepped down as a member of the Compensation Committee of the Board (the “Compensation Committee”).

As a result, the composition of the standing committees of the Board are as follows, effective May 18, 2023:

•	The Audit Committee consists of James A. Johnson (Chairperson), John M. Fluke, and Grant Pickering.

•	The Nominating Committee consists of Kelly Romano (Chairperson), Joseph Edelman, Barbara Kosacz, and Michael Panzara.

•	The Compensation Committee consists of Barbara Kosacz (Chairperson), James A. Johnson, and Grant Pickering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter between the Company and Andrew Gengos, dated as of May 18, 2023.

10.2	Change in Control and Severance Agreement between the Company and Andrew Gengos, dated as of May 18, 2023.

10.3	Transition Services Agreement between the Company and Glenna Mileson, dated as of May 18, 2023.

99.1	Press release dated May 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date: May 22, 2023	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer